Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

September 17, 2013

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

Re:	Registrations Statement on Form S-1

Filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) of Benefitfocus, Inc., a Delaware corporation (the “Company”), filed with the United States Securities and Exchange Commission (the “Commission”) on September 17, 2013 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of an additional 500,250 shares (the “Additional Shares”) of the Company’s common stock, $0.001 par value per share, that will be sold by the selling stockholder’s of the Company (the “Selling Stockholders”) (which includes shares purchasable by the underwriters upon exercise of an over-allotment option granted to the underwriters by the Company). An aggregate of 5,175,000 shares of the Company’s common stock was registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-190610), which was declared effective by the Commission on September 17, 2013. The Additional Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinion expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Some of the Additional Shares will be uncertificated as of the closing of the offering described in the Registration Statement and the Prospectus included or incorporated by reference therein. We assume that issued Additional Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing any such issued Additional Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the issuance, if not already outstanding, and the delivery of any Additional Shares, the Registration Statement will have been declared effective under the Act, and the Additional Shares will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Additional Shares.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that the Additional Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus included or incorporated by reference therein are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included or incorporated by reference therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with issuance and sale of the Additional Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP